Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-8

ACTELIS NETWORKS INC

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.0001 par value per share, reserved for issuance pursuant to the Actelis Networks, Inc. 2025 Equity Incentive Plan	(1)	Other	1,800,000	$0.43	$774,000.00	0.0001531	$118.50

Total Offering Amounts:							$774,000.00		118.50
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$118.50

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Offering Note(s)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (the “Registration Statement”) shall also cover any additional ordinary shares that become issuable under the Actelis Networks, Inc. 2015 Equity Incentive Plan (the “2015 Plan”) by reason of any share dividend, share split, recapitalization or other similar transaction.